ASSET PURCHASE AGREEMENT
between
MEDICAL RESOURCES, INC.
and
PREMIER MEDICAL SERVICES, LLC

Schedules:
     Schedule A. (the “Assets”)

Exhibits:
     Exhibit 3.2. a (“Form of Assignment”)

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is dated as of March 7, 2007, and is between MEDICAL RESOURCES, INC., a Virginia corporation ("Seller"), and PREMIER MEDICAL SERVICES, LLC, a Florida limited liability company ("Purchaser").

     Seller operates a diagnostic testing business (the "Business"). Seller desires to sell all the customer accounts and account agreements (collectively, the “Assets”)—and Purchaser desires to purchase the Assets—on the terms contained in this Agreement. The assets are listed in Schedule A.

The parties therefore agree as follows:

1.	Asset Sale.
1.1.	Seller hereby sells—and Purchaser hereby purchases—the Assets on the terms set forth in this Agreement. Purchaser is not assuming any of Seller’s liabilities.

2.	Purchase Price; Manner of Payment.
2.1.

The purchase price for the Assets is $440,000 (the “Purchase Price”). One Thousand Dollars ($1,000) is payable as a down payment concurrently with executing this Agreement. The balance of the Purchase Price is payable as follows. On the 15th day of each month hereafter, Purchaser shall pay Seller 30% of Purchaser’s gross collections in the immediately prior month from MRI Accounts (as defined below) from Purchaser providing diagnostic testing services to such accounts. At the time of such payment, Purchaser shall provide the Seller with all the supporting documentation related to such payment necessary to determine what services were performed for the MRI Accounts at issue, and what revenues were received for such services. Notwithstanding collections, however, in no event must Purchaser ever pay more than $440,000, in the aggregate, to Seller. If, on the 10th anniversary of the date of this Agreement, Purchaser has not yet paid the $440,000 Purchase Price in full, then Purchaser must then pay Seller the shortfall. The shortfall must be paid in 3 equal annual installments, without interest, on the 11th, 12th and 13th anniversaries of the date of this Agreement.

3.	Closing; Closing Conditions.
3.1.	The parties are closing the sale of the Assets (the “Closing,” and the date thereof, the “Closing Date”) concurrently with the execution of this Agreement.

3.2.	Simultaneously with executing this Agreement, Seller must deliver to Purchaser the following:

	a.	an assignment, in the form attached as Exhibit 3.2.a (the "Assignment"), signed by Seller, together with all customer agreements; and

b.

Noncompetition and Confidentiality Agreements, in the form attached as Exhibit 3.2.b (the “Noncompete Agreement”), signed by Seller, and each of its owners, officers and directors, who held such positions at any time within the 180-day period on or before the date hereof.

3.3.

Purchaser’s obligations under this Agreement are subject to its receipt of all the documents and instruments recited in Section 3.2, the provisions of which are conditions precedent to those obligations. Purchaser may waive any or all of the foregoing conditions.

4.	Closing Expenses.

4.1.

Seller and Purchaser shall each pay all fees and expenses it incurs in connection with the transactions provided for hereunder, including its respective attorney’s and accountant’s fees. Without limiting the generality of the foregoing, Seller is exclusively responsible for all costs relating to transferring the Assets to Purchaser in accordance with the terms of this Agreement, including all expenses relating to procuring any third-party consent to the transfer of any of the Assets.

5.	Closing Commitments.

5.1.	Seller represents, warrants, and covenants as follows:

a.

Seller owns the Assets free and clear of any adverse claim, including any lien, pledge, mortgage, security interest, encumbrance, or other third-party claim of any kind or nature whatsoever (collectively, "Adverse Claims"), except for liens for taxes and assessments not yet due and payable, and the Assets are being transferred to, and acquired by, Purchaser free and clear of any Adverse Claims; and

	b.	Seller has full corporate power, right, and authority to enter into this Agreement and perform all the transactions contemplated hereunder and requires no third-party consent to do so.

	c.	MRI and the other parties thereto (other than Purchaser) shall comply with their obligations under the Noncompete Agreements executed concurrently herewith.

5.2.	Purchaser represents, warrants, and covenants as follows:

	a.	Purchaser has full corporate power, right, and authority to enter into this Agreement and perform all the transactions contemplated hereunder and requires no third-party consent to do so.

	b.	Purchaser shall comply with its obligations under the Noncompete Agreements executed concurrently herewith.

c.

Purchaser shall not transfer ownership of the Assets unless and until it satisfies its obligations to pay the Purchase Price as Section 2.1 requires, unless the transferee agrees to assume, by written notice to Seller, all of such obligations to pay the Purchase Price and such transferee is at least as creditworthy as Purchaser and the guarantor of its obligations hereunder.

5.3.	The foregoing representations, warranties, and covenants in this Section 5 survive the Closing, the delivery of Assignment, and the consummation of all transactions herein contemplated.

6.	General Provisions.

6.1.	For the purposes of this Agreement:

	a.	“including (include)” means “including (include), without limitation”;

	b.	“or,” as in “A or B,” means “A or B or both”; and

	c.	“herein,” “hereunder,” and “hereof” refer to this Agreement, and not to the specific section in which that term occurs.

d.

“affiliate” means, with respect to a corporation, limited liability company, partnership, or other business entity, any person controlling, controlled by, or under common control with that business entity. With respect to an individual, affiliate means that individual’s family members, as well as such family members’ spouses, and the other business entities such individual and his or her family members, directly or indirectly, control. “Control” has the meaning ascribed to it under the Securities Act of 1933, as amended. “Family” means, with respect to an individual, such individual’s spouse, lineal ancestors, or descendants by birth or adoption, and trusts for the exclusive benefit of such individual or any of the other foregoing individuals. “Person” means an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

e.

“MRI Account” means each of the accounts listed in Schedule A. Further, the Purchaser’s assignment of an MRI Account, or replacement or modification of the account agreement, if any, for such account, will not be considered as a change in the status of such account being an MRI Account.

f.

“Regular Testing Documentation” means, with respect to any account that Seller assigns to Purchaser on the date hereof, a substantially completed patient-insurance- verification form, or any other form Purchaser or its affiliates used in good faith in the ordinary course of business of Purchaser or any of its affiliates to schedule an account for diagnostic testing.

6.2.

If Seller breaches any of its commitments in this Agreement, without limiting Purchaser's other rights and remedies, Purchaser may offset the amount of costs, losses or damages it reasonably incurs as a result of such breach against any amounts Purchaser owes to Seller. If Purchaser is required to refund and remits payment of any amount to any of the MRI Accounts that Purchaser collected from them for which Purchaser paid Seller part of the Purchase Price, and such refund is not due to any negligence or intentional misconduct of Purchaser, then Purchaser may offset the amount of such refund against any amounts Purchaser owes to Seller. The offset rights provided in this Section may be applied by Purchaser against amounts it owes Seller in the order such payments become due.

6.3.

All notices, requests, demands, consents and other communications required or permitted under this Agreement must be in writing (including telefax and other telecommunication) and must be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to the appropriate party at its address set forth below or to such other address as that party may designate by notice complying with the terms of this Section. Each such notice will be deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telefax or other telecommunication method; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered.

Seller’s address is as set forth below its signature to this Agreement.

Purchaser’s address is 7200 W. Camino Real, Suite 300, Boca Raton, Florida 33433.

6.4.

This Agreement, and all transactions contemplated herein, are governed by, and must be construed and enforced in accordance with, the internal laws of Florida, without regard to conflict-of-laws principles.

6.5.

This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida. THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL IN CONNECTION WITH THE VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR ANY DISPUTE ARISING OUT OF OR RELATING TO IT.

6.6.

All covenants, representations, and warranties made in this Agreement by any party continue in full force subsequent to and notwithstanding the Closing, the delivery of Assignment, and the consummation of all transactions herein contemplated and until they are satisfied or by their nature expire.

6.7.

All the terms and provisions of this Agreement, whether so expressed or not, are binding upon, inure to the benefit of, and are enforceable by the parties and their respective legal representatives, successors and permitted assigns.

6.8.

This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Confirmation of execution by telefax or other telecommunicated signature page is binding upon any party so confirming.

6.9.

This Agreement, together with all other agreements referred to herein, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations if any made between the parties. No representations, inducements, promises or agreements, oral or otherwise, if any, not embodied herein are of any force.

6.10.

If any provision of this Agreement or any other agreement entered in connection with this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision is inapplicable and deemed omitted to the extent so contrary, prohibited or invalid. But the remainder of this Agreement is not invalidated thereby and must be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which renders the provision invalid or otherwise voidable or unenforceable and another of which renders the provision valid and enforceable, such provision has the meaning that renders it valid and enforceable.

6.11.

The headings and subheadings contained in this Agreement are for convenience of reference only, and not to be considered a part hereof and will not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

6.12.

If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision will be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof will not be invalidated thereby and will be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision will have the meaning which renders it valid and enforceable.

6.13.

Subject to the rights of Purchaser’s affiliates under the Noncompete Agreements, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective personal representatives, other legal representatives, heirs, successors, and permitted assigns. Subject to the rights of Purchaser’s affiliates under the Noncompete Agreements, nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

6.14.

The provisions of this Agreement may be amended, supplemented, waived or changed only by a written document signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

6.15.

The Seller has dealt with a broker in this transaction, and Seller shall be solely liable for payment of any commission due to such broker. Each of the parties represents and warrants that, other than the previously identified broker, neither party has dealt with any other broker or finder in connection with any of the transactions contemplated in this Agreement, and, insofar as that party knows, no other broker or person is entitled to any commission or finder's fee in connection with any of these transactions. Each party shall indemnify the other against any loss, liability, damage, cost, claim or expense that the other party incurs by reason of any other brokerage commission or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

The parties are entering this Agreement on the date stated in the first paragraph.

MEDICAL RESOURCES, INC.:	PREMIER MEDICAL SERVICES,
LLC:
By: /s/ Hunter Reynolds
(signature)	By: /s/ James Gaetz
Print Name: Hunter Reynolds	(signature)
Print Name: James Gaetz
Its: President
Its: President

State of Virginia}} ss:
County of Virginia }}

The foregoing document was acknowledged before me this 7th day of March, 2007, by Hunter Reynolds, in the capacity represented above, who is personally known to me or who has produced VADL as identification and who (did / did not) [circle one] take an oath. WITNESS my hand and official seal in the County and State last aforesaid this 7th day of March, 2007.

(SEAL)	/s/ Angela Beck
My Commission Expires: September 30, 2008	(signature)
Print Name: Angela Beck
Notary Public, State of Virginia

State of Florida}} ss:
County of }}

The foregoing document was acknowledged before me this day of March, 2007, by James Gaetz, in the capacity represented above, who is personally known to me or who has produced as identification and who (did / did not) [circle one] take an oath. WITNESS my hand and official seal in the County and State last aforesaid this ___ day of March, 2007.

(SEAL)
My Commission Expires:	(signature)
Print Name:
Notary Public, State of __________________________

SCHEDULE A

The Assets

The Assets consist of:

          [] SELLER TO LIST ACCOUNTS

          , together with all customer agreements for such accounts.

	MEDICAL RESOURCES, INC.:		PREMIER MEDICAL SERVICES,
LLC:

By:
	(signature)	By:
	Print Name: Hunter Reynolds		(signature)
Print Name: James Gaetz
Its: President
Its: President

Seller Address:
[]

SCHEDULE 3.2. a
Form of Assignment
(see attachment)